UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007

AKSYS, LTD.

(Exact name of registrant as specified in its charter)
000-28290

(Commission File Number)

Delaware	36-3890205

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Two Marriott Drive
Lincolnshire, Illinois 60069

(Address of principal executive offices, with zip code)
(847) 229-2020

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On or about February 8, 2007, Aksys Ltd. (“Aksys”) received a notification of disposition of collateral by private sale (the “Notice”) from Durus Life Sciences Master Fund Ltd. (the “Secured Creditor”), as lender under the Loan Agreement dated as of June 23, 2006, by and between Aksys and the Secured Creditor (the “Loan Agreement”). In connection with the Loan Agreement, Aksys and the Secured Creditor executed a Security Agreement dated as of June 23, 2006 (the “Security Agreement”), pursuant to which the Secured Creditor was granted a security interest in all of Aksys’ property.
     The Notice provides that an event of default has occurred under the Loan Agreement as a result of (a) Aksys’ decision to commence a winding down of its operations, as previously disclosed in Aksys’ Form 8-K filed with the Securities and Exchange Commission on January 31, 2007 (the “Prior Form 8-K”) and (b) the notice of termination received by Aksys from Zbylut J. Twardowski (“Twardowski”) to terminate the License Agreement dated April 1, 1993 by and between Aksys and Twardowski, as previously disclosed in the Prior Form 8-K.
     The Notice states that the current balance of the obligations due to the Secured Creditor under the Loan Agreement is $23,358,109.39 and that such amount is accelerated and due and payable pursuant to the Loan Agreement. The Notice provides that the Secured Creditor will sell the property that is subject to the security interest under the Security Agreement in a private sale sometime after February 20, 2007.
     As previously disclosed, Aksys is curtailing all operations and commencing a winding down of its business.

Item 8.01.	Other Events.
     Termination of Office Lease. On February 6, 2007, Aksys received a notice of default from Two Lincolnshire Office Ventures, LLC (the “Landlord”) providing written notice to Aksys that Aksys was in default under the lease between the Landlord and Aksys with respect to the office premises at Two Marriott Drive, Lincolnshire, Illinois. The Landlord elected to terminate the lease immediately and has drawn in full the remaining amount available on the letter of credit that is held as a security deposit for Aksys’ obligations under the lease.
     Dissolution of UK Subsidiary. On February 6, 2007, the board of directors of Aksys approved the convening of a meeting of creditors in order to implement a voluntary winding up of Aksys’ United Kingdom subsidiary, Aksys Healthcare Limited.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.
Dated: February 16, 2007	By:	/s/ Howard J. Lewin
		Name:	Howard J. Lewin
		Title:	President and Chief Executive Officer